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                                                                 EXHIBIT 10.12

                         STANDARD FORM OF OFFICE LEASE

                    THE REAL ESTATE BOARD OF NEW YORK, INC.


          AGREEMENT OF LEASE, made as of this 22nd day of January, 1997, between CITYSPIRE CENTRE LLC, having an address at c/o Broadway Management Co., Inc., 39 Broadway, New York, New York 10006 (hereinafter referred to as "Landlord" or "Owner") and INTERSHOE, INC., a New York corporation having an office at 1370 Avenue of the Americas, New York, New York (hereinafter referred to as "Tenant").

          WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner the entire fifteenth (15th) floor and portions of the fourteenth
          (14th) floor known as Suites 1401, 1402 and 1403, as approximately shown hatched on the floor plans annexed hereto as Schedule A (hereinafter called the "demised premises"), in the building known as 156 West 56th Street, New York, New York (hereinafter called the "Building"), for a term of approximately sixteen (16) years and four
          (4) months (or until such term shall sooner cease and expire as hereinafter provided), such term to commence and end on the dates set forth in Article 53 hereof, at an annual rental rate as set forth in
          Article 57 hereof,

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first full monthly installment(s) on the execution hereof (unless this lease be a renewal).

          In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

          The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

REAL OCCUPANCY

          1.  Tenant shall pay the rent as above and as hereinafter provided.

          2. Tenant shall use and occupy demised premises for the "Permitted Use" (as defined in Article 35 hereof) and for no other purpose.

TENANT ALTERATIONS:

          3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. All such alterations, installations, additions or improvements shall be performed by Tenant in accordance with Landlord's Uniform Rules and Regulations for Alterations. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and



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will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.


MAINTENANCE AND REPAIRS:

          4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. it is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.
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WINDOW CLEANING:

          5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

          6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance.

SUBORDINATION:

          7. This lease is subject and subordinate to the Declaration of Condominium and the By-Laws and all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.
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PROPERTY -- LOSS, DAMAGE, REIMBURSEMENT, INDEMNITY:

          8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

DESTRUCTION, FIRE AND OTHER CASUALTY:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, or if the damage shall result in an election by the unit owners of the Condominium, pursuant to the provisions of Section 339-cc of the Real Property Law, not to repair or restore the Building, then, in any of such events. Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (c) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law. Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release
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or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefitting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

EMINENT DOMAIN:

          10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award.

ASSIGNMENT, MORTGAGE, ETC.:

          11. Tenant, for itself, its heirs, distributors, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assigner, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

ELECTRIC CURRENT:

          12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

ACCESS TO PREMISES:

          13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the premises for any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.
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VAULT, VAULT SPACE, AREA:

          14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.


OCCUPANCY:

          15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any, in any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.


BANKRUPTCY:

          16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

               (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the differences between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to
the date of termination at the rate of                per annum. If such
premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statue or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the differences referred to above.


DEFAULT:

          17.  (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss 235 of Title 11 of the U.S. Code (bankruptcy code); or
if Tenant shall fail to move into or take possession of the premises
within         days after the commencement of the term of the lease, then, in
any one or more of such events, upon Owner serving a written        days notice
upon Tenant specifying the nature of said default and upon the expiration of
said          days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature
that the same cannot be completely cured or remedied within said          day
period, and if Tenant shall not have diligently commenced during such default
within such         day period, and shall not thereafter with reasonable
diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

               (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid: or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required: then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.


REMEDIES OF OWNER AND WAIVER OF REDEMPTION:

          18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency of any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, an in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

FEES AND EXPENSES:

          19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of the lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

BUILDING ALTERATIONS AND MANAGEMENT:

          20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

NO REPRESENTATIONS BY OWNER:

          21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken. All understanding and agreements heretofore made between the parties hereto are merge in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreements hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.


END OF TERM:

          22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any other renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.


QUIET ENJOYMENT:

          23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION:

          24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy had not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this leases, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.


NO WAIVER:

          25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules of Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.


WAIVER OF TRIAL BY JURY:

          26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4.


INABILITY TO PERFORM:

          27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

BILLS AND NOTICES:

          28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.


SERVICES PROVIDED BY OWNERS:

          29. As long as Tenant is not in default under any of the covenants of this lease, Owners shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes, or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning services for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises of the building of which they are a part for such purpose; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services. If any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.


CAPTIONS:

          30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.


DEFINITIONS:

          31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgages in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof). Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC services.

ADJACENT EXCAVATION -- SHORTAGE:

          32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundation without any claim for damages or indemnity against Owner, or diminution or abatement of rent.


RULES AND REGULATIONS:

          33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations adopted by the Board of Managers of the Condominium, including, without limitation, the Rules and Regulations attached hereto as Schedule E, and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant an Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.


SECURITY:

          34. Tenant has deposited with Owner the Security Amount (as defined in Article 35 hereof) as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease: it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the dated fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a New Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrances, attempted assignments or attempted encumbrances.


ESTOPPEL 34A CERTIFICATE:

               Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists an default by Owner under this Lease, and, if so, specifying each such default.


SUCCESSORS 34B AND ASSIGNS:

               The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

FOOTNOTES TO STANDARD FORM OF OFFICE LEASE


1. Notwithstanding the foregoing, Landlord's right to require Tenant to remove installations shall be limited to those of a non-Building standard nature such as private bathrooms, stairways, raised flooring, vaults and other installations which are unusually difficult or costly to remove.

2.   and the base building air-conditioning system

3. Landlord shall cause the interior and exterior surfaces of the windows of the demised premises to be cleaned no less frequently than four (4) times per year.

4.   The floor load of the demised premises is 50 pounds per square foot.

5.   except for the arbitrary acts of Landlord,

6.   thirty (30)

7. Notwithstanding anything to the contrary contained in this Article 9, if the demised premises or any part thereof shall be damaged by fire or other casualty in the manner as set forth in this Section 9(d), and Landlord is required to or elects to repair and restore the demised premises, if Landlord has not substantially completed the required repairs and restored the demised premises on or before the date (the "Restoration Deadline") which is nine (9) months after the date of such damage or destruction (which Restoration Deadline is subject to delay by reasons of occurrence of a condition constituting force majeure, as described in Article 27 hereof), then Tenant shall have the right to terminate this lease upon written notice to Landlord, which notice shall be given within ten (10) days after the Restoration Deadline (time being of the essence with respect to the giving of such notice) and such termination shall be effective upon the expiration of thirty (30) days after the date of such notice.

8. Nothing contained in this Article 10 shall prohibit Tenant from making a separate claim with the condemning authority for (a) the value of the personal property owned by Tenant and (b) any moving expenses incurred by Tenant as a result of such condemnation provided, however, that such separate claim shall not reduce or adversely affect Landlord's claim of the amount of Landlord's award.

9.   ,upon reasonable advance notice to Tenant, which may be given orally,

10. and in the case of a proceeding not commenced by Tenant, not discharged within sixty (60) days thereafter,

10A. eight percent (8%)

11.  abandoned

12.  forty-five (45)

13.  fifteen (15)

14. ,provided however, that Landlord agrees that such change shall not materially adversely impede Tenant's means of access to demised premises

14A. ,except that, at any time when Tenant shall conduct a show in the demised premises, Landlord shall provide such elevator service to the floors upon which the demised premises are located as is available during business days

15.  in accordance with the cleaning specifications annexed hereto as Schedule
     I

RIDER ANNEXED TO AND MADE A PART OF LEASE BETWEEN CITYSPIRE CENTRE LLC, LANDLORD, AND INTERSHOE, INC., TENANT, COVERING THE ENTIRE 15TH FLOOR AND PORTIONS OF THE 14TH FLOOR KNOWN AS SUITES 1401, 1402 AND 1403, IN THE BUILDING LOCATED AT 156 WEST 56TH STREET, NEW YORK, N.Y.

35.  Definitions:

     The following definitions shall have the meanings hereinafter set forth wherever used in this lease or any Exhibits or Schedules annexed hereto (if any):

     (a) "Tax Base" shall mean the average of the products obtained by multiplying (i) the amounts for which the tax lot(s) of which the Unit forms a part is assessed for the purpose of establishing real estate taxes to be paid by Landlord for the Tax Year (as defined in Section 36(a) hereof) commencing July 1, 1996 and ending June 30, 1997 and for the Tax Year commencing July 1, 1997 and ending June 30, 1998, by (ii) the real estate tax rates for such Tax Years, respectively.

     (b) "Operating Year" shall mean each calendar year, subsequent to the calendar year 1996, in which occurs any part of the term of this lease.

     (c)  "Base Year" shall mean the calendar year 1997.

     (d) "Tenant's Operating Proportionate Share" shall mean 8.3 (8.3%) percent.

     (e)  "Tenant's Tax Proportionate Share" shall mean 7.8 (7.8%) percent.

     (f) "Broker" shall mean, collectively, Newmark & Company Real Estate, Inc. (which is representing Landlord) and Cushman & Wakefield, Inc.

     (g) "Interest Rate" shall mean a rate per annum equal to the lesser of (a) 2% above the lending rate announced from time to time by Chemical Bank (New
York) as such bank's prime rate for 90-day unsecured loans, in effect from time to time or (b) the maximum applicable legal rate, if any.

     (h) "Legal Requirements" shall mean laws, statutes and ordinances (including building codes and zoning regulations and ordinances), the Declaration, the By-laws and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental public or quasi-public authority or of the Board of Managers or like body governing the Condominium of which the Unit is a part (the "Board of Managers"), whether now or hereafter in force, which may be applicable to the Land or Building or the demised premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this lease.

     (i)  "Security Amount" shall mean $221,532.50.

     (j) "Permitted Use" shall mean general, executive and sales offices and shoe showroom facility.

     (k)  "ERIF" (as defined in Section 37(b)(i)) shall mean $56,965.50.

     (l) "Unit" shall mean the Commercial Unit of the CitySpire Condominium (as defined in Section 60(a) hereof).

     36.  Adjustments of Rent

     (a) For the purposes of this Article 36, the following definitions shall apply:

               (i) The term "Taxes" shall mean (A) all real estate taxes, assessments, sewer rents and water charges, governmental levies, municipal taxes, county taxes or any other governmental or district charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the tax lot(s) of which the Unit forms a part (the "Unit Lot"), including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the Unit Lot, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof, and (B) any expenses incurred by Landlord in contesting any of the foregoing set forth in clause (A) of this sentence or the assessed valuations of all or any part of the Unit Lot, or collecting any refund. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the Unit Lot, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes".

               (ii) The term "Tax Year" shall mean each period of twelve months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

               (iii) The term "Operating Expenses" shall mean the total of all the costs and expenses incurred or borne by Landlord in connection with the operation and maintenance of the Unit, and the services provided tenants therein, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder. Operating Expenses shall include, without being limited thereto, the following: (1) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of Landlord or the managing agent for the Unit engaged in the operation and maintenance of the Unit, or if no managing agent is employed by Landlord, a sum in lieu thereof which is equal to the higher of (x) four (4%) percent of gross rents from the Unit or (y) such compensation as is then charged by firms providing management (exclusive of leasing) services to owners of first class office buildings in mid-town Manhattan, (ii) payroll taxes, workmen's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i), (iii) the rest of all charges for steam, heat, ventilation, air-conditioning and water (including water and sewer rentals) furnished to the Unit, (including the common areas thereof), together with any taxes on any such utilities, (iv) the cost of all charges for rent, casualty, war risk (if obtainable from the United States government), liability and other types of insurance, (v) the cost of all building and cleaning supplies and charges for telephone for the Unit and cleaning of the Unit, including common areas, (vi) the cost of all charges for cleaning and service contracts for any areas of the Unit, (vii) the cost of Unit electric current (for the purposes of this clause
(vii), the cost of Unit electric current shall be deemed to mean the cost of all electricity purchased, including any taxes thereon or fuel or other adjustments in connection therewith, for use in the Unit other than that which is furnished to the demised space of other tenants in the Unit; the parties agree that fifty (50%) percent of the Unit's payment to the public utility for the purchase of electricity shall be deemed to be payment for Unit electric current); (viii) the cost relating to the elevators and escalators; (ix) the cost relating to protection and security; (x) the cost relating to lobby decorations and interior and exterior landscape maintenance; (xi) repairs, replacements and improvements performed after the Base Year which are appropriate for the continued operation of the Unit as a first class office building (at at least the same quality level as exists as of the date of this lease); (xii) painting of non-tenanted areas;
(xiii) professional and consulting fees (including legal fees incurred in connection with the enforcement of the obligations of the Board of Managers to repair and maintain the common elements of the Building), (xiv) association fees or dues; (xv) common charges and assessments payable by Landlord to the Board of Managers pursuant to the Declaration and (xvi) the cost of capital expenditures made to the Unit by reason of the laws and requirements of any public authorities or the requirements of insurance bodies which is incurred after the Base Year. The term "Operating Expenses", as used and defined under this Section 36(a)(iii), shall not, however, include the following items: (1) interest on and amortization of any mortgages encumbering the Unit or the Building or the parcel of land upon which it is constructed (the "Land"); (2) the cost of tenant improvements made for new tenant(s) of the Unit; (3) brokerage commissions; (4) financing or refinancing costs; (5) Taxes; (6) salaries and fringe benefits for officers, employees and executives above the grade of building manager; (7) legal or brokerage fees incurred in connection with the transfer or disposition of any ownership interest in the Unit or in leasing any portion of the Unit; and (8) other fees incurred for financial advice which is not in connection with the operation, maintenance or management of the Unit.

      If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in Operating Expenses, then the cost thereof shall be included in Operating Expenses. The costs of capital equipment or capital expenditures are so to be included in Operating Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Operating Expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the Interest Rate at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Operating Expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the Operating Year in which they were incurred.

      If during all or part of the Base Year or any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Unit (including without limitation the demised premises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by the tenant (including without limitation Tenant) or such portion, or such tenant is itself obtaining and providing such item of work of service, or for any other reasons, then, for the purposes of computing the additional rent payable hereunder pursuant to Section 36(d) hereof, the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item(s) of work or services to such portions of the Unit.

      (iv) The term "Tenant's Proportionate Share of Increase" shall mean Tenant's Operating Proportionate Share multiplied by the increase in Operating Expenses for an Operating Year over Operating Expenses for the Base Year.

      (v) The term "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the prior Operating Year and the reasonably estimated increase in costs for the current Operating Year divided by twelve
(12) and payable monthly by Tenant to Landlord as additional rent. If, however, Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord hereunder in respect of the last month of the preceding Operating Year, (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of Tenant's Projected Share of Increase previously made for such Operating Year were greater or less than the installments of Tenant's Projected Share of Increase to be made for such Operating Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article 36, and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to Tenant's Projected Share of Increase as shown on such estimate

            (vi) The term "Escalation Statement" shall mean a statement setting forth the amount payable by Tenant for a specified Tax Year or Operating Year (as the case may be) pursuant to this Article 36.

      (b)   (i)   Tenant shall pay as additional rent for each Tax Year a sum
(hereinafter referred to as "Tenant's Tax Payment") equal to Tenant's Tax Proportionate Share of the amount by which the Taxes for such Tax Year exceed the Tax Base. Any such adjustment payable by reason of the provisions of this
Section 36(b)(i) shall be payable within fifteen (15) days after Landlord shall furnish to Tenant an Escalation Statement with respect to Taxes for any Tax Year. In order to insure that amounts sufficient for the payment of Taxes to the taxing authority or as escrow payments to Landlord's mortgagee are available when Landlord is required to make such payments, Tenant's Tax Payment as set forth in Landlord's Escalation Statement may be reasonably estimated by Landlord, subject to subsequent adjustment.

            (ii) If the real state tax fiscal year of The City of New York shall be changed during the term of this lease, any Taxes for such fiscal year, a part of which is included within a particular Tax Year and a part of which is not so included, shall be apportioned on the basis of the number of days in such fiscal year included in the particular Tax Year for the purpose of making the computations under this Section 36(b).

            (iii) If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall permit Tenant to credit against subsequent payments under this
Section 36(b) Tenant's Tax Proportionate Share of the refund but not to exceed Tenant's Tax Payment paid for such Tax Year. In the event that this lease shall have expired prior to the utilization or absorption of such credit, any remaining balance shall be paid to Tenant.

            (iv) If the Tax Base is reduced as a result of a certorian proceeding or otherwise, Landlord shall adjust the amount of each Tenant's Tax Payment previously made, and Tenant shall pay the amount of said adjustment within thirty (30) days after demand setting forth the amount of said adjustment.

      (c) Tenant shall pay to Landlord upon demand, as additional rent, any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

      (d)   (i)   After the expiration of the Base Year and any Operating
Year, Landlord shall furnish Tenant an Escalation Statement setting forth Tenant's Proportionate Share of Increase, with respect to the Operating Expenses incurred for such Base Year or Operating Year. Within thirty (30) days after receipt of such Escalation Statement for any Operating Year, Tenant shall pay Tenant's Proportionate Share of Increase to Landlord as additional rent.

            (ii) Commencing with the first Operating Year for which Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operating Year, Tenant's Projected Share of Increase. If the Escalation Statement furnished by Landlord to Tenant pursuant to Section 36(d)(i) above at the end of the then Operating Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the notice or (ii) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder; if such statement furnished by Landlord to Tenant hereunder shall indicate that Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operating Year, Tenant shall forthwith pay the amount of such excess to Landlord.

      (e) Landlord agrees to grant Tenant's accountant reasonable access to Landlord's books and records for the purpose of verifying Operations Expenses incurred by Landlord. In connection with any such examination of Landlord's books and records, Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other person and to confirm and, if requested, cause its employees, accountants and agent to confirm such agreement in a separate written agreement if requested by Landlord.

     (f) In the event that the commencement date of the term of this lease shall be other than the first day of a Tax Year or an Operating Year or the date of the expiration or other termination of this lease shall be a day other than the last day of a Tax Year or an Operating Year, then, in such event, in applying the provisions of this Article 36 with respect to any Tax Year or Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 36 taking into consideration the portion of such Tax Year or Operating Year which shall have elapsed after the term hereof commences in the case of the commencement date, and prior to the date of such expiration or termination in the case of the expiration date or other termination.

     (g) Payments shall be made pursuant to this Article 36 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this lease.

     (h)  In no event shall the fixed rent ever be reduced by operation of this
Article 36 and the rights and obligations of Landlord and Tenant under the provisions of this Article 36 with respect to any additional rent shall survive the termination of this lease.

     (i) Landlord's failure to render an Escalation Statement with respect to any Tax Year or Operating Year, respectively, shall not prejudice Landlord's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year Tenant's obligation to pay escalation for any Tax or Operating Year during the term of this lease shall survive the expiration or earlier termination of this lease.

     (j) Each Escalation Statement shall be conclusive and binding upon Tenant unless within 90 days after receipt of such statement Tenant shall notify Landlord that it disputes the correctness of such statement, specifying the particular respects in which such statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay additional rent in accordance with the statement that Tenant is disputing, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay to Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement.

     37.   Electricity

     (a) Landlord shall furnish to Tenant the electric energy which Tenant requires in the demised premises on a "rent inclusion" basis, through the presently installed electrical facilities for Tenant's reasonable use in the demised premises for lighting, light office equipment and the usual small business machines, including Xerox or other copying machines. Subject to the following provisions of this Article 37, there shall be no charge to Tenant therefor by way of measuring the same on any meter or otherwise, electric current being included as an additional service in the fixed rent payable hereunder. Landlord shall not in anywise be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements.

     (b) (i) Tenant acknowledges and agrees (A) that the fixed rent hereinabove set forth in this lease includes the Electricity Rent Inclusion Factor to compensate Landlord for the electrical wiring and other installations necessary for, and for its obtaining and redistribution of, electric current as an additional service; and (B) that said Electricity Rent Inclusion Factor (hereinafter called "ERIF"), which shall be subject to periodic adjustments as herein provided, has been partially based upon Tenant's estimated connected electrical load and hours of use thereof for ordinary lighting and light office equipment, during ordinary business hours. The "Electricity Rent Inclusion Factor" shall mean the amount determined by applying the estimated connected electrical load and usage thereof in the demised premises (as the same may hereafter from time to time be determined by Landlord's electrical consultant as hereinafter provided) to Landlord's Cost Rate. As used herein, the term "Landlord's Cost Rate" shall mean an amount equal to Landlord's actual average cost of purchasing electricity from the public utility servicing the Unit during the billing period in question, which Landlord and Tenant agree shall be determined by dividing the total dollar amount billed by the public utility servicing the Unit (averaged separately for KWs and KWHRs) for the relevant billing period by the total number of KWs and KWHRs consumed by the Unit for such billing period. Landlord's Cost Rate shall also include (i) any tax imposed on Landlord's receipt from the sale or resale of electric energy or gas to Tenant by any federal, state or municipal authority, (ii) any reasonable meter company charges, and (iii) all other taxes, fuel adjustment charges and other charges and expenses to which Landlord is subject. If Landlord's Cost Rate shall have been, or shall be, increased subsequent to such date (whether such increase occurs prior to or during the term of this lease), by change in Landlord's electric rates, charges, fuel adjustment, or service classifications, or by taxes or charges of any kind imposed thereon, or for any other such reason, then the aforesaid ERIF portion of the fixed rent shall be increased in the same percentage as the increase in Landlord's Cost Rate and the fixed rent shall be increased accordingly.

          (ii) Any such percentage increase in Landlord's Cost Rate due to change in Landlord's electric rates, charges, etc., shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Unit for the twelve (12) full months immediately prior to the rate change, other change in cost, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and/or service classifications and to the immediately prior existing rate and/or service classifications. If the average consumption of electricity for the entire Unit for said prior twelve
(12) full months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire Unit for the first three (3) months under such changed methods of or rules on billing, projected to a full twelve (12) months, and that same consumption, so projected, shall be applied to the rate and/or service classifications which existed immediately prior to the changed methods of or rules on billing. The parties acknowledge that they understand that it is anticipated that existing electric rates, charges, etc., may be changed by virtue of time-of-day rates or other methods of billing, and that the foregoing reference to changes in methods of or rules on billing is intended to include any such change. The parties agree that a reputable, independent electrical consultant, selected by Landlord ("Landlord's electrical consultant") shall determine the percentage for the changes in the ERIF based on changes in Landlord's electric rates, charges, etc.

     (c) (i) The parties agree that Landlord's electrical consultant may from time to time but (unless Landlord has reason to believe that Tenant's electrical consumption has increased so that the ERIF no longer represents an accurate reflection of Tenant's usage and/or demand) in no event more than one
(1) time during each year of the term of this lease, make surveys in the demised premises covering the electrical equipment and fixtures and use of current therein, and the connected electrical load and usage portion of the ERIF shall be changed in accordance with such survey, and the ERIF automatically redetermined, accordingly, by Landlord's electrical consultant. The fixed rent shall be appropriately adjusted effective as of the date of any such change in connected load and usage, as disclosed by said survey. In no event, is the originally specified ERIF portion of the fixed rent (as adjusted by any electricity cost increases of Landlord after the date set forth in
Section 37(b)(i) hereof) to be reduced. The cost of any such survey shall be borne equally by Landlord and Tenant.

          (ii) The determination of change in the ERIF by Landlord's consultant shall be binding and conclusive on Landlord and on Tenant from and after the delivery of copies of such determination to Landlord and Tenant, unless within ninety (90) days after the delivery of such copies, Tenant disputes such determination. If Tenant disputes the determination, it shall, at its own expense, obtain from a reputable, independent electrical consultant its own survey of Tenant's electrical lighting and power load and hours of use thereof, and a determination of such change in the ERIF in accordance with the provisions of this Article 37. Tenants's consultant and Landlord's consultant then shall seek to agree on a finding of such determination of such change in the ERIF. If they cannot agree, they shall choose a third reputable electrical consultant whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such ERIF change by such third electrical consultant shall be controlling. (If they cannot agree on such third consultant, within ten (10) days, then either party may apply to the Supreme Court in the County of New York for the appointment of such third consultant.) However, pending such determination, Tenant shall pay to Landlord the amount of ERIF as determined by Landlord's independent electrical consulting firm, provided, however, if the amount of ERIF determined as aforesaid is different from that determined by Landlord's electrical consulting firm, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant pursuant to the decision of Landlord's electrical consulting firm.

        (d) Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time upon sixty (60) days' written notice to Tenant, and from and after the effective date of such termination, Landlord shall no longer be obligated to furnish Tenant with electric energy, provided, however, that such termination date may be extended for a time reasonably necessary for Tenant to make arrangements to obtain electric service directly from the public utility company servicing the Building. If Landlord exercises such right of termination, this lease shall remain unaffected thereby and shall continue in full force and effect, and thereafter Tenant shall diligently arrange to obtain electric service directly from the public utility company servicing the Building, and may utilize the then existing electric feeders, risers and wiring serving the demised premises to the extent available and safely capable of being used for such purpose and only to the extent of Tenant's then authorized connected load. Landlord shall be obligated to pay no part of any cost required for Tenant's direct electric service. Commencing with the date when Tenant receives such direct service, and as long as Tenant shall continue to receive such service, the fixed rent payable under this lease shall be reduced to what the fixed rent would then have been but for the adjustments under this Article 37 and the original ERIF payable by Tenant included in the fixed rent as set forth in
Article 35 hereof.

        (e) Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, other than lamps, typewriters and other small office machines which consume comparable amounts of electricity, without the Landlord's prior written consent, which consent shall not be unreasonably withheld. Any additional risers, feeders, or other equipment proper or necessary to supply Tenant's electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not case permanent damage or injury to the Building or the Unit of the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repair or expense or interfere with or disturb other tenants or occupants.

        (f) In no event shall the fixed rent under this lease be reduced below the fixed rent specified herein by virtue of this Article 37 except as provided in Section(d)

        (g) Landlord shall have the option at any time upon 10 days prior written notice to Tenant to discontinue supplying electric energy to Tenant in accordance with the provisions of this Article 37, and elect instead to furnish electric energy to Tenant on a submetered basis in accordance with Schedule C annexed hereto and made a part hereof. In the event that Landlord shall exercise the option contained in this Section 37(g), the fixed rent set forth herein shall be reduced in the manner described in Section 37(b) hereof.

        (h) Landlord represents that there are available in and to the demised premises up to six (6) watts per usable square foot comprising the demised premises for Tenant's lighting and connected load, which capacity is exclusive of the electricity required to operate the Building central heating, ventilation and air conditioning systems serving the demised premises.

        38.     Heat and Air-Conditioning

        (a) Any use of the demised premises, or any part thereof, or rearrangement of partitioning in a manner that interferes with normal operation of the heat and air-conditioning systems (hereinafter called the systems) servicing the same, may require changes in such systems. Such changes, so occasioned, shall be made by Tenant, at its expense, subject to Landlord's prior written approval of such changes, which approval may be withheld for any reason. Tenant shall not make any change, alteration, addition or substitution to the air-conditioning system without Landlord's prior written approval, which may be withheld for any reason.

                (b) Landlord shall maintain and operate the heating system and shall, subject to the design specifications of the heating system and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, furnish heat (hereinafter called "Heat Service") to the demised premises in accordance with the specifications annexed hereto as Schedule J, when and as required by law, during regular hours (that is, between the hours of 8:00 A.M. and 6:00 P.M.) of business days (which term is used herein to mean all days except Saturday, Sunday and those days that are observed by the State or Federal government as legal holidays and those days designated as holidays by the applicable building service union employees' contract) during the heating season.

                (c) Air conditioning (hereinafter referred to as "A/C Service") shall be supplied to the demised premises in accordance with the specifications annexed hereto as Schedule J, subject to the design specifications of the systems and to energy conservation requirements of, and voluntary energy conservation programs sponsored by, governmental authorities, during regular hours (that is, between the hours of 8:00 A.M. and 6:00 P.M.) of business days (which term is used herein to mean all days except Saturdays, Sundays, those days that are observed by the State or Federal government as legal holidays and those days designated as holidays by the applicable building service union employees' contract) between the dates of May 1 and October 1, when, in the judgment of Landlord, it may be required for the comfortable occupancy of the demised premises. Notwithstanding anything herein to the contrary, Landlord shall not be responsible if the normal operation of the Building or Unit air-cooling system shall fail to provide cooled air at reasonable temperatures, pressures or degrees of humidity, or any reasonable volumes or velocities in any parts of the demised premises by reason of (i) human occupancy factors and any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant that have an electrical load in excess of the average electrical load for the Building or Unit air-cooling system as designed, or (ii) any rearrangement of partitioning or other alterations made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant agrees to keep and cause to be kept closed all of the windows in the demised premises whenever the air-cooling system is in operation and agrees to lower and close the blinds when necessary because of the sun's position whenever the air-cooling system is in operation. Tenant at all times agrees to cooperate fully with Landlord and to abide by the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-cooling system.

                (d) If Tenant shall require Heat Service or A/C Service during hours other than regular hours or on days other than business days (hereinafter collectively called "After Hours HVAC Service"), provided that Tenant is not then in default of any of the terms, covenants or conditions of this lease, Landlord shall furnish such After Hours HVAC Service upon reasonable advance notice from Tenant, and Tenant shall pay, on demand, for such After Hours HVAC Service at the following rates (hereinafter called the "After Hours HVAC Charges")

                        (i) for the first one hundred (100) hours of After Hours HVAC Service used by Tenant during each successive twelve-month period (an "Anniversary Year") commencing on the Commencement Date in which occurs any part of the term of this lease, at no cost to Tenant; and

                        (ii) for any usage by Tenant of After Hours HVAC Service beyond one hundred (100) hours during any Anniversary Year, at a rate of one hundred ($100) dollars per hour.

     39.  SUBORDINATION:

     (a) In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing and (ii) unless such act or omission shall be one that is not capable of being remedied by Landlord or such holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided that such holder or lessor shall give Tenant written notice of its intention to remedy such act or omission and shall, with due diligence, commence and continue to do so.

     (b) If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of the party so succeeding to Landlord's rights (herein sometimes called the successor landlord) and upon such successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under the lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment, this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, upon all of the terms, conditions and covenants as are set forth in the lease and shall be applicable after such attornment, except that the successor landlord shall not

               (i) be liable for any previous act or omission of Landlord under this lease,

               (ii) be subject to any offset, not expressly provided for in this lease, that shall have theretofore accrued to Tenant against Landlord, or

               (iii) be bound by any previous modification of this lease, not expressly provided for in this lease, or by any previous prepayment of more than one month's fixed rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through, or by reason of which, the successor landlord shall have succeeded to the rights of Landlord under this lease.

     (c) Landlord shall use reasonable efforts to obtain from the existing mortgagee on the Unit a "so-called" non-disturbance agreement substantially in the form annexed hereto as Schedule F (the "Non-Disturbance Agreement"). If Landlord shall not have obtained from the existing mortgagee executed copies of such Non-Disturbance Agreement within thirty (30) days after the execution and delivery of this lease, then Tenant shall have the right, upon notice to Landlord given within five (5) business days after the expiration of such thirty (30) day period, to terminate this lease. If Tenant shall exercise such termination option, then this lease shall terminate of the fifth (5th) business day after Tenant shall have given such notice of such termination to Landlord unless Landlord shall deliver such Non-Disturbance Agreement on or prior to such fifth (5th) business day. If this lease shall be terminated in accordance with the foregoing, then neither party shall have any further obligation to the other and Landlord shall return to Tenant any prepaid rent and security previously submitted to Landlord.

     (d) With respect to any future mortgages and leases affecting the Unit, the provisions of Article 7 hereof and the subordination of this lease to such future mortgages and future leases shall be conditioned upon the execution and delivery by and between Tenant and any such mortgagee or lessor of a Non-Disturbance Agreement on the standard form employed by such mortgagee or lessor. Tenant agrees to execute such agreements and return same to Landlord within twenty (20) days after Landlord's written request therefor. If Tenant shall fail to execute, acknowledge and return any such agreement within such twenty (20) day period, then Landlord may send a notice to Tenant indicating that, as of the tenth (10th) day following such second notice, (x) the provisions of Article 7 shall apply, and (y) this lease shall be subordinate to such future mortgages or future leases, as the case may be, pursuant to the terms and conditions of such Non-Disturbance Agreement, and Tenant shall be deemed to have executed and delivered such agreement to the lessor or mortgagee requesting such execution, notwithstanding the fact that Tenant has not, in fact, executed and delivered such Agreement. If Tenant shall fail to execute, acknowledge and return any such Agreement within such ten (10) day period then the provisions (x) and (y) of the foregoing sentence shall apply.

        40. Intentionally Omitted

        41. Preparation of Demised Premises:

            Tenant has examined the demised premises and agrees to accept the same in their condition and state of repair existing as of the Commencement Date and understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the demised premises for Tenant's occupancy except that, Landlord shall, at Landlord's expense (i) demolish the existing tenant improvements in the fourteenth (14th) floor portion of the demised premises to the extent set forth on the plan (herein referred to as the "Work Plan"), which plan shall be submitted by Tenant to Landlord on or before January 24, 1997, (ii) provide hook-up to Building's Class "E" system including fire alarm system, speakers, strobes and lights, and (iii) deliver the demised premises to Tenant in "broom-clean" condition.

        42. Limitation on Liability

            Tenant shall look only to Landlord's estate and interest in the Unit and, where expressly so provided in this lease, to offset against the rents payable under this lease, for the satisfaction of Tenant's remedies or for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or liability by Landlord hereunder, and no other property or assets of Landlord and no property of any officer, employee, director, shareholder, partner or principal of Landlord shall be subject to levy; execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the demised premises.

        43. Miscellaneous

           (a) If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

           (b) This lease shall be governed in all respects by the laws of the State of New York.

           (c) If, in connection with obtaining financing for the Unit, a bank, insurance company or other lending institution shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

           (d) Without incurring any liability to Tenant, Landlord may permit access to the demised premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this lease, or in or to the demised premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

     (e) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this lease (if any) at any time when Tenant is in default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this lease.

     (f) Tenant shall not place or permit to be placed any vending machines in the demised premises, except with the prior written consent of Landlord in each instance, provided Tenant may install such vending machines if the use thereof is confined to Tenant's employees.

     (g) Neither Tenant nor any corporation or other entity controlling, controlled by or under common control with Tenant shall occupy any space in the Unit (by assignment, sublease or otherwise) other than the demised premises, except with the prior written consent of Landlord in each instance.

     (h) Tenant agrees that its sole remedies in cases where Landlord's reasonableness in exercising its judgment or withholding its consent or approval is applicable pursuant to a specific provision of this lease, or any rider or separate agreement relating to this lease, if any, shall be those in the nature of an injunction, declaratory judgment, or specific performance, the rights to money damages or other remedies being hereby specifically waived.

     (i) The Article headings of this lease are for convenience only and are not to be given any effect whatsoever in construing this lease.

     (j) This lease shall not be binding upon Landlord unless and until it is signed by Landlord and a fully executed copy thereof is delivered to Tenant.

     (k) The Schedules annexed to this lease shall be deemed part of this lease with the same force and effect as if such Schedules were numbered Articles of this lease.

     (l) If the rent hereunder shall commence on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated.

     (m) Tenant agrees that Tenant will not at any time during said term, either directly or indirectly, use any contractors and/or labor and/or materials if the use of such contracts and/or labor and/or materials would or will create any difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance and/or operation of the Unit or any part thereof.

     (n) Tenant shall not place any signage on the entrance to the demised premises other than the Building Standard signage to be furnished by Landlord to Tenant at Tenant's cost and expense. Landlord shall not unreasonably withhold its consent to any specifications proposed by Tenant with request to such signage. The listing of any name other than that of Tenant, whether on the doors of the demised premises, on the Unit directory, if any, or otherwise, shall not operate to vest any right or interest in this lease or in the demised premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease, to any sublease of the demised premises, or to the use or occupancy thereof by others.

     (o) The terms "Owner" and "Landlord", whenever used in this lease (including, without limitation, in Article 31), shall have the same meaning.

     (p) If Landlord or Landlord's managing or rental agent accepts from Tenant one or more keys to the demised premises in order to assist Tenant in showing the demised premises for subletting or other disposition or for the performance of work therein for Tenant or for any other purpose, the acceptance of such key or keys shall not constitute an acceptance of a surrender of the demised premises nor a waiver of any of Landlord's rights or Tenant's obligations under this lease, including, without limitation, the provisions relating to assignment and subletting and the condition of the demised premises.

     (q) If the demised premises shall at any time during the term of this lease become infested with vermin, Tenant, at Tenant's expense, shall cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

     (r) If Tenant is a corporation or partnership, each individual executing this lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing entity qualified to do business in the State of New York and that Tenant has full right and authority to execute and deliver this lease and that each person signing on behalf of Tenant is authorized to do so.

     (s) In the event of conflict between the provisions of this rider and the provisions of the printed form to which this rider is annexed, the provisions of this rider shall govern.

     (t) Except where context dictates otherwise, the term "Building" as used in the printed form to which this rider is annexed shall be deemed to mean the Unit.

     44.  Insurance

     (a) Tenant covenants and agrees to provide on or before the commencement of the term of this lease and to keep in force during the term hereof for the benefit of Landlord, the Board of Managers and Tenant a comprehensive general liability insurance policy protecting Landlord and Tenant against any liability whatsoever, occasioned by any occurrence on or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies permitted to do business in the State of New York, and otherwise satisfactory to Landlord, and shall be in such limits as Landlord and the Board of Managers may reasonably require and as of the date of this lease Landlord and the Board of Managers reasonably require a combined single limit of liability thereunder of not less than the amount of Two Million ($2,000,000) Dollars per occurrence for bodily or personal injury (including death) or property damage or such greater amount as Landlord and the Board of Managers may from time to time require. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least fifteen (15) days prior to the effective date of such policy, Tenant agrees to deliver to Landlord and the Board of Managers either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Said certificate shall contain an endorsement that such insurance may not be cancelled without the issuing insurance company endeavoring to give thirty (30) days' notice to Landlord and the Board of Managers, by mail, which notice shall contain the policy number and the names of the insured and certificate holder. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default.

     (b) (i) Landlord agrees that, if obtainable at no additional cost, it will include in its fire insurance policies appropriate clauses pursuant to which the insurance companies (y) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (z) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies. But should any additional premiums be exacted for any such clause or clauses, Landlord shall be released from the obligation hereby imposed unless Tenant shall agree to pay such additional premium.

          (ii) Tenant agrees to include, if obtainable at no additional cost, in its fire insurance policy or policies on its furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this lease appropriate clauses pursuant to which the insurance company or companies
(y) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (z) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. But should any additional premium be exacted for any such clause or clauses, Tenant shall be released from the obligation hereby imposed unless Landlord or the other tenants shall agree to pay such additional premium.

          (iii) Provided that Landlord's right of full recovery under its policy or policies aforesaid is not adversely affected or prejudiced thereby, Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Unit and the fixtures, appurtenances and equipment therein, to the extent the same is covered by Landlord's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Provided that Tenant's right of full recovery under its aforesaid policy or policies is not adversely affected or prejudiced thereby, Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees, and against every other tenant in the Unit who shall have executed a similar waiver as set forth in this Section 44(b)(iii) for loss or damage to, Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent that same is covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.

          (iv) Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subdivisions (i) and (ii) hereof cannot be obtained. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses.

     45.  Change of Condition

     Landlord shall not be liable for any change of condition in the demised premises caused by the compliance with any present or future laws, rules, orders, ordinances, requirements, or regulations of any Federal, State, County or Municipal authority or government, including any change required by law for off-street parking or similar legislation, or by revocation by any such authority or authorities of any permit or license heretofore granted, or by construction or operation of any public or quasi-public work, or by the erection of any building or buildings upon any adjacent property, or by change of environment. Landlord shall not be liable for interference with or loss of light or other incorporeal hereditaments caused by anybody other than Landlord, or caused by or for the City or any governmental or quasi-governmental agency or authority in connection with the construction of any public or quasi-public work.

     46.  Brokerage

     Tenant covenants, represents and warrants that Tenant has had no dealings or communications with any broker or agent in connection with the consummation of this lease other than the Broker (as defined in Article 35 hereof), and tenant covenants and agrees to pay, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than the Broker with respect to this lease or the negotiation thereof

      47.   Estoppel Certificate:

      Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than ten (10) days prior notice, to execute and deliver to Landlord a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing.

      48.  Late Payment Charge:

      If Tenant shall make any payment of fixed rent, additional rent or other charges more than ten (10) days after the same is due and payable Tenant shall pay (i) a late payment charge of four (4%) percent of the defaulted amount and
(ii) interest thereon at a rate equal to the lower of the Interest Rate or the highest rate permitted by law. Such amounts shall be payable as additional rent hereunder.



      49.   Addendum to Article 17:

      This lease and the term and estate hereby granted are subject to the following further limitation. Whenever tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) days after Landlord shall have given Tenant a notice specifying such default, then in any such case Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of three (3) days from the date of the service of such notice of intention, and upon the expiration of said three (3) day notice period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were set forth herein for the expiration of the term hereof, but Tenant shall remain liable for damages as provided in Article 18.

      50.   Arbitration:

      (a) Either party may request arbitration of any matter in dispute wherein arbitration is expressly provided in this lease as the appropriate remedy. The arbitration shall be conducted, to the extent consistent with this
Article 50, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York. The arbitrator(s) shall (i) be disinterested person(s) having at least 10 years of experience in the County of New York in a calling connected with the dispute, and (ii) have the right to retain and consult experts and competent authorities skilled in the matters under arbitration. In rendering any decision or award hereunder, the arbitrator(s) shall not add to, subtract from or otherwise modify the provisions of this lease.

      (b) The fees and expenses of the arbitrator(s) and all other expenses (not including the attorneys fees, witness fees and similar expenses of the parties) of the arbitration shall be borne by the parties equally.

      51.   Addendum to Article 3:

      Supplementing the provisions of Article 3 of the printed portion of this lease Tenant agrees that with respect to the performance by Tenant of any alterations, additions, improvements or installations to the demised premises costing in excess of $5,000 Tenant shall pay to Landlord, as additional rent hereunder, promptly upon being billed thereof, a sum equal to the actual out-of-pocket costs incurred by Landlord for field supervision and coordination in connection with such alterations, additions, improvements or installations. Tenant shall, in addition, reimburse Landlord for any reasonable costs incurred by Landlord for review of Tenant's plans by Landlord's architect and/or engineer. If Landlord is performing any work pursuant to any provision of this lease to prepare or improve the demised premises for Tenant's occupancy, Tenant shall reimburse Landlord for any costs Landlord incurs for filing fees and permits required in connection therewith, including the fees of any consultant engaged by Landlord for such purposes.

      52.   Intentionally Omitted


      53.   Commencement of Term


      (a)   (i)   The term of this lease shall commence on a date (herein
referred to as the "Commencement Date"), which shall be the later of (i) the earlier of (A) the date the demised premises are ready for occupancy (as defined in paragraph (b) hereof), of (B) the date Tenant or anyone claiming under or through Tenant first occupies the demised premises for the performance of "Tenant's Work" (as hereinafter defined) or the conduct of its business, and
(ii) February 1, 1997, and shall end on the last day of the month preceding the month in which occurs the expiration of sixteen (16) years and four (4) months following the Commencement Date (such date on which the term of the lease expires is herein referred to as the "Expiration Date") or until such term shall sooner cease and terminate as herein provided.

            (ii) Landlord shall, in accordance with the foregoing, fix the Commencement Date and shall notify Tenant of the date so fixed. When the Commencement Date has so been determined, at Landlord's request, Tenant shall within ten (10) days after such request, execute a written agreement confirming such date as the Commencement Date. Any failure of Tenant to execute such written agreement shall not affect the validity of the Commencement Date as fixed and determined by Landlord as aforesaid.

      (b) The demised premises shall be deemed ready for occupancy on the date that the work described in clause (i) and (iii) of Article 41 to be performed by Landlord in the demised premises (hereinafter called "Landlord's Pre-Commencement Work") shall have been substantially completed; and it shall be so deemed notwithstanding the fact that minor or insubstantial details of demolition remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the demised premises.

      (c) If the occurrence of the conditions set forth in Section (b) hereof and thereby the making of the demised premises ready for occupancy shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors (hereinafter called a "Tenant Delay"), including, without limitation, Tenant's failure to deliver the Work Plan to Landlord within the 20-day period described in Article 41 hereof, the demised premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay.

      (d) If and when Tenant shall take actual possession of the demised premises, it shall be conclusively presumed that Landlord has performed Landlord's Pre-Commencement Work satisfactorily as of the date of such taking of possession, unless within ten (10) days after such date, Tenant shall give Landlord notice specifying the respects in which the same was not so performed or completed.

      (e) Landlord shall commence Landlord's Pre-Commencement Work promptly following the date hereof, and, subject to delay by reason of a condition described in Article 27 hereof or a Tenant Delay, and provided that Landlord shall not be required to employ contractors or labor at overtime or other premium-pay rates or to incur other overtime costs or expenses, shall endeavor to have Landlord's Pre-Commencement Work substantially completed on or before February 28, 1997.

      54.   Addendum to Article 29:

            Tenant covenants and agrees that Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the demised premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages, date processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the demised premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy.

      55.   Rental Payments:

      (a) All payments other than fixed rent to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

      (b) All payments of fixed rent and additional rent to be made by Tenant pursuant to this lease shall be made by checks drawn upon a New York City bank which is a member of the New York Clearing House Association or any successor thereto or upon a commercial bank in a major city having a population of one million or more, or upon another commercial bank approved by Landlord. As of the date hereof, Landlord approves Tenant's use of Mellon Bank, N.A. for purposes of payments by Tenant of fixed rent and additional rent hereunder. If during any twelve (12) month period during the term of this lease, two or more checks tendered by Tenant for any payment due shall be dishonored by the payor bank, Landlord may at any time thereafter require that all future payments of rent by Tenant shall be made by certified or official bank checks.

      (c) If Landlord receives from Tenant any payment less than the sum of the fixed rent and additional rent then due and owing pursuant to this lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any fixed rent, any additional rent or to any combination thereof then due and payable hereunder.

      (d) Unless Landlord shall otherwise expressly agree in writing, acceptance of fixed rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its obligations under this lease, including the obligation to pay fixed rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the fixed rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of fixed rent or additional rent shall not be deemed to constitute Landlord's consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord's rights or Tenant's obligations under this lease.

      (e) Landlord's failure to timely bill all or any portion of any amount payable pursuant to this lease for any period during the term of this lease shall neither constitute a waiver of Landlord's right to ultimately collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which previously unbilled amount shall be payable within thirty (30) days after being so billed. Supplementing Article 28, any bills or statements for fixed rent or additional rent shall be deemed sufficiently given or rendered if sent by regular mail, postage prepaid

     56.  Holdover:

     (a) In the event Tenant shall hold over after the expiration of the term of this lease, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration of the term of this lease shall be upon all of the terms set forth in this lease, except Tenant shall pay as rent for the holdover period an amount equal to the higher of (A) an amount equal to one and one-half (1 1/2) times the sum of (1) the pro rata fixed rent payable by Tenant during the last year of the term of this lease and (2) all monthly installments of additional rent payable by Tenant pursuant to the terms of this lease that would have been billable monthly by Landlord had the term of this lease not expired; or (B) an amount equal to the then-market rental value for the demised premises as shall be established by Landlord giving notice to Tenant of Landlord's good faith estimate of such market rental value. Landlord's rights under this Article 56 shall not preclude it from invoking any other remedy allowed under Article 18 of this lease or at law or in equity. Nothing herein contained shall be deemed to permit Tenant to retain possession of the demised premises after the expiration of the term of the lease.

     (b) If Tenant shall hold over or remain in possession of any portion of the demised premises beyond the expiration of the term of this lease, notwithstanding the acceptance of any rent paid by Tenant pursuant to subsection 56(a) hereof, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising from lost opportunities (and/or new leases) by Landlord to re-let the demised premises (or any part thereof). All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

     (c) The provisions of this Article 56 shall survive the expiration of the term of this lease.

     57.  Fixed Rent:

     (a) Tenant shall pay to Landlord a fixed rent (herein referred to as "fixed rent") as follows:

          (i) EIGHT HUNDRED SIXTEEN THOUSAND FIVE HUNDRED FIVE and 50/100 ($816,505.50) DOLLARS per year during the period commencing on the Commencement Date and ending on the last day of the third (3) month following the month in which occurs the sixth (6th) anniversary of the Commencement Date.

          (ii) EIGHT HUNDRED SIXTY SEVEN THOUSAND ONE HUNDRED FORTY-ONE and 50/100 ($867,141.50) DOLLARS per year during the period commencing on the first day of the fourth (4th) month following the month in which occurs the sixth
(6th) anniversary of the Commencement Date and ending on the last day of the third (3rd) month following the month in which occurs the eleventh (11th) anniversary of the Commencement Date, and

          (iii) NINE HUNDRED FORTY THREE THOUSAND NINETY-FIVE and 50/100 ($943,095.50) DOLLARS per year during the period commencing on the first day of the fourth (4th) month following the month in which occurs the eleventh (11th) anniversary of the Commencement Date and ending on the Expiration Date.

     (b) Notwithstanding the provisions of Section 57(a) hereof, provided that Tenant is not then in default of any of the terms, conditions or covenants of this lease, the fixed rent payable by Tenant shall be partially abated as follows: (x) during the sixteen (16) month period commencing on the Commencement Date (the "First Abatement Period"), so that the fixed rent payable by Tenant during the First Abatement Period shall be at the rate of $4,747.13 per month, which amount represents the monthly installment of the ERIF (as such term is defined in Article 37 hereof) and is subject to adjustment as is provided in
Article 37, and (y) during the four (4) month period beginning on the day immediately following the expiration of the First Abatement

Period (the "Second Abatement Period"), so that the fixed rent which would otherwise be payable by Tenant during the Second Abatement Period shall be reduced by $10,892.50 per month.

        58.     Restrictions upon Use:

                It is expressly understood that no portion of the demised premises shall be used as, or for (i) a bank, trust company, savings bank, industrial bank, savings and loan association or personal loan bank (or any branch office or public accommodation office of any of the foregoing), or (ii) a public stenographer or typist, barber shop, beauty shop, beauty parlor or shop, telephone or telegraph agency, telephone or secretarial service, messenger service, travel or tourist agency, employment agency, public restaurant or bar, commercial document reproduction or offset printing service, public vending machines, retail, wholesale or discount shop for sale of merchandise (i.e., sale to the general public of merchandise stored in or delivered from the demised premises), retail service shop, labor union, school or classroom, governmental or quasi-governmental bureau, department or agency, including an autonomous governmental corporation, or a company engaged in the business of renting office or desk space. Nothing contained in this Article 58 or elsewhere in this lease shall prevent Tenant from using the demised premises for the sale and showing of shoes (as permitted under Article 2 hereof), provided that (i) Tenant shall conduct same in accordance with the provisions of Article 65 hereof, (ii) Tenant shall not conduct such sales on an off-the-street basis, and (iii) Tenant shall not use, or suffer or permit anyone to use, the demised premises for any purpose that would (x) increase traffic to and from the Unit or the Building to a level greater than customary for ordinary general, executive and showroom use or (y) compromise, in Landlord's reasonable judgment, any sign-in or other security arrangements which Landlord may from time to time adopt.

        59.     Sprinkler System:

                If there now is or shall be installed in the Unit or the Building a "sprinkler system," and such system or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense, and if the New York Board of Fire Underwriters or the New York Fire Insurance Rating Organization or any bureau, department or official of the state or city government, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the demised premises, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. To the best of Landlord's knowledge, the sprinkler system serving the demised premises is in working order.

        60.     Condominium:

        (a) Pursuant to a Declaration of Condominium (the "Declaration") covering the Building dated December 7, 1987 and recorded April 26, 1988 on Reel 1394, Page 453 in the Office of the Register of the City of New York, the demised premises constitutes a portion of the Commercial Condominium Unit of the CitySpire Condominium (the "Condominium"), consisting of portions of the subcellar, cellar, ground floor and floors two (2) through twenty-four (24) of the condominium building known as 156 West 56th Street, New York, New York (the "Building") and of an interest in the common elements of the Building appurtenant to the Unit. Tenant acknowledges that its right to use and occupy the demised premises is subject and subordinate in all respects to the provisions of the Declaration and the by-laws adopted by the Condominium (the "By-laws") and to such other rules and regulations as the Board of Managers may from time to time promulgate (the "Condominium Rules and Regulations"), including without limitation, the rules and regulations attached hereto as Schedule E. Landlord agrees to notify Tenant of any changes made by the Board of Managers to the Condominium Rules and Regulations reasonable promptly after Landlord receives notice thereof. Failure of Tenant to comply with the provisions of the Declaration or the By-laws or the Condominium Rules and Regulations shall constitute a breach of this lease. This lease grants Tenant a leasehold estate in the demised premises for the term specified herein together with a non-exclusive right during the term of this lease to use, and permit its invitees, employees and agents to use, in common with others, the common areas of the Unit and Building (excluding the common areas of the Residential Section (as defined in the Declaration) and common walkways necessary for access to the Unit, and, if the portion of the demised premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby on such floor, subject at all times to the provisions of the Declaration and By-laws and the Condominium Rules and Regulations Tenant shall indemnify, defend, and hold harmless Landlord from and against any claims or damages, direct or indirect, incurred by Landlord as a result of the non-compliance by any of the aforesaid persons with the provisions of the Declaration or By-laws or the Condominium Rules and Regulations.

     (b) Tenant acknowledges that the remaining portion of the Building (other than the balance of the Unit and other than the Garage Condominium Unit) is used as a first-class, high-quality residential condominium. Tenant's use of the demised premises shall, at all times, be in keeping with the residential nature of the Building and shall not cause any annoyance or disturbance to the residents thereof.

     (c) To the extent that the obligations set forth in this lease on the part of Landlord to be performed, including without limitation any obligations with respect to services and the maintenance, repair and restoration of the Building and Building systems, are, in accordance with the provisions of the Declaration and By-laws, in fact the obligations of the Condominium regime. Landlord shall not be responsible for the performance of any such obligations and Tenant agrees to look solely to the Condominium regime for the performance of such obligations. Landlord shall in no event be liable to Tenant nor shall the obligations of Tenant hereunder be impaired or the performance thereof excused because of any failure or delay on the Condominium regime's part in performing such obligations. If however Landlord concurs with Tenant that there is a default in the performance of any such obligation, Landlord shall make a reasonable effort to obtain compliance with any such obligation by the Condominium regime.

     61.  Addendum to Article 34:

     (a) In lieu of the cash security deposit provided for in Article 34 hereof, Tenant may at any time after the Commencement Date (provided that Tenant shall not then be in default beyond any applicable notice and grace periods with respect to any of the terms, provisions, covenants and conditions of this lease) deliver to Landlord, and shall thereafter, except as otherwise provided herein, maintain in effect at all times during the term hereof, an irrevocable letter of credit, substantially in the form annexed hereto as Schedule G, in the amount of the security required pursuant to this lease issued by a banking corporation satisfactory to Landlord and having its principal place of business or having a duly licensed branch or agency in the State of New York. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewable from year to year unless terminated by the issuer thereof by notice to Landlord given not less than 45 days prior to the expiration thereof. Except as otherwise provided herein, Tenant shall, throughout the term of this lease, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a "Security Letter") no later than 45 days prior to the expiration date of the preceding Security Letter. The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid. If Tenant shall fail to obtain any replacement of a Security Letter within the time limits set forth in this Section 61(a), Landlord may draw down the full amount of the existing Security Letter and retain the same as security hereunder.

     (b) In the event Tenant defaults, after notice and the expiration of any applicable cure periods, in respect to any of the terms, provisions, covenants and conditions of this lease, including, but not limited to, the payment of fixed rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants, and conditions of this lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 61, each Security Letter shall provide that the full amount thereof may be drawn down by Landlord upon the presentation to the issuing bank of Landlord's draft drawn on the issuing bank with a signed statement which shall contain the following sentence "Tenant is in default, after notice and the expiration of any applicable cure periods, of its obligations under the Lease referenced in the attached letter of credit." Landlord shall have no obligation (i) to provide any statement or memorandum to the issuing bank other than as set forth in the preceding sentence or (ii) to provide evidence to the issuing bank or to Tenant of the truthfulness of such statement.

     (c) In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this lease and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this lease as provided in Article 17 or 49 hereof, Landlord may, in addition to exercising its rights as provided in Section 61(b) hereof, retain the unapplied and unused balance of the principal amount of the Security Letter as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this lease, and may use, apply, or retain the whole or any part of said balance to the extent required for payment of fixed rent, additional rent, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this lease. In the event Landlord applies or retains any portion or all of the security delivered hereunder, Tenant shall forthwith restore the amount so applied or retained so that at all times the amount deposited shall be not less than the security required by Article 34.

     (d) In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Landlord. In the event of a sale of the Building or leasing of the Building, Landlord shall have the right to transfer any interest it may have in the Security Letter to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Letter, provided such vendee or lessee assumes any responsibilities of Landlord with respect to such Security Letter, and Tenant agrees to look solely to the new landlord for the return of said Security Letter, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Letter to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event of a sale or lease of the Building Landlord shall have the right to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary and, if Tenant shall fail to timely deliver the same, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered.

     62.  Partnership Tenant:

     If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 11 or Schedule D hereof (any such partnership and such persons are referred to in this Article 62 as "Partnership Tenant"), the following provisions of this Article 62 shall apply to such Partnership Tenant:

     (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and

     (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the demised premises to Landlord, and by notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or any of the parties comprising Partnership Tenant, and

     (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and

     (d) if Partnership Tenant shall admit new partners, all of such new partners shall by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and

     (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section)

     63.  Layout and Finish:

     (a) Tenant hereby covenants and agrees that Tenant will, at Tenant's own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the demised premises set forth below in such manner so that the demised premises will be tasteful and dignified executive, general and sales offices and showroom facility.

     (b) Tenant, at Tenant's expense, shall prepare a final plan or final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are hereinafter called the "final plan") which shall contain complete information and dimensions necessary for the construction and finishing of the demised premises. The final plan shall be submitted to Landlord for Landlord's written approval. Landlord shall not be deemed unreasonable in withholding its consent to the extent that the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the demised premises of materials or equipment which do not equal or exceed the standard of quality typically adopted by landlords of first-class office buildings in midtown Manhattan.

     (c) In accordance with the final plan, Tenant, at Tenant's expense, will make and complete in and to the demised premises (hereinafter sometimes called the "Work Area") the work and installations (hereinafter called "Tenant's Work") specified in the final plan. Tenant agrees that Tenant's Work will be performed with the least possible disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense leave all structural and mechanical parts of the Building which shall or may be affected by Tenant's Work in good and workmanlike operating condition. Tenant, in performing Tenant's Work will, at its own cost and expense, promptly comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with reference to Tenant's Work. Tenant shall not do or fail to do any act which shall or may render the Building of which the demised premises are a part, liable to any mechanic's lien or other lien and if any such lien or liens be filed against the Building of which the demised premises are a part, or against Tenant's Work, or any part thereof, Tenant will, at Tenant's own cost and expense, promptly remove the same of record within thirty (30) days after the filing of such lien or liens, or in default thereof, Landlord may cause any such lien or liens to be removed of record by payment of bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all costs and expenses incidental to the removal of any such lien or liens incurred by Landlord. Tenant shall indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges or payments of any kind whatsoever that may be incurred or become chargeable against Landlord or the Building of which the demised premises are a part, or Tenant's Work or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the demised premises in connection with Tenant's Work. Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant's Work or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with Tenant's Work. At any and all times during the progress of Tenant's Work, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant's Work and such representative or representatives shall have free and unrestricted access to any and every part of the demised premises. Tenant shall advise Landlord in writing of Tenant's general contractor and subcontractors who are to do Tenant's Work, and such general contractor and subcontractors shall be subject to Landlord's prior written approval; such contractor and subcontractors shall be subject to Landlord's prior written approval; such contractors shall, to the extent permitted by law, use employees for Tenant's Work who will work harmoniously with other employees on the job. As of the date hereof, Landlord hereby approves the contractors and consultants set forth on the list annexed hereto as Exhibit K for the performance of Tenant's Work. Furthermore, at such time as Tenant solicits bids for the performance of Tenant's Work, Tenant shall afford Vanguard Construction Company, Inc. (hereinafter called "Landlord's Designated Contractor") the opportunity to bid thereon. Nothing contained in the preceding sentence shall be deemed to obligate Tenant to utilize Landlord's Designated Contractor for the performance of Tenant's Work.

     (d) Tenant shall at Tenant's sole cost and expense file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant's Work being performed by it pursuant to this Article 63.

     (e)  The following conditions shall also apply to Tenant's Work:

          (i) all Tenant's Work shall be of material, manufacture, design, capacity and color at least equal to the standard typically adopted by landlords of first-class office buildings on midtown Manhattan;

          (ii) Tenant, at Tenant's expense shall (i) file all required architectual, mechanical and electrical drawings and obtain all necessary permits, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant's Work. Tenant shall obtain Landlord's approval of the drawings referred to in (i) and (ii) hereof, which approval shall not be unreasonably withheld or delayed;

          (iii) all of Tenant's Work shall be performed by Tenant in accordance with all of the rules and regulations adopted by the Building for the performance of alterations;

          (iv) Tenant shall use only an engineer approved by Landlord with respect to the preparation of Tenant's engineering drawings for Tenant's Work; and

          (v) All of the provisions of Article 3 and 51 hereof shall apply to Tenant's performance of Tenant's Work.

     (f) Landlord shall, at Tenant's written request, cooperate in all reasonable respects with Tenant in the performance by Tenant of Tenant's Work in preparing the demised premises for Tenant's occupancy and Landlord shall instruct its employees and contractors to render such assistance and to cooperate with Tenant's employees, representatives and contractors provided that to the extent that Landlord shall incur any expense in so cooperating or in rendering such assistance. Tenant shall reimburse Landlord for such expense as additional rent hereunder.

     (g) Landlord shall allow Tenant a credit in the amount of $1,027,720.00 hereinafter called the "Work Credit", which credit shall be solely applied against the cost and expense of the actual construction to be performed by Tenant in connection with the Tenant's Work, provided that a portion of the Work Credit not to exceed $102,772.00 may be applied by Tenant against the cost and expense of the architectural, engineering and filing fees and permits incurred by Tenant in connection with the preparation of plans with respect to Tenant's Work and the filing thereof with the Department of Buildings of the City of New York. In the event that the cost and expense of the actual construction included in Tenant's Work shall exceed the amount of the Work Credit. Tenant shall be entirely responsible for such excess. In the event that the cost and expense of the actual construction included in Tenant's Work shall be less than the Work Credit. Tenant shall be permitted to credit the amount of any excess against the monthly installments of fixed rent next becoming due hereunder. The Work Credit shall be payable by Landlord to Tenant promptly as Tenant's Work progresses and upon receipt by Landlord of paid invoices from contractors and suppliers in an amount not exceeding the Work Credit but in no event shall the same be payable more often than once every thirty (30) days.

     (h) At any and all times during the progress of Tenant's Work, representatives of Landlord shall have the right of access to the demised premises and inspection thereof and shall have the right to withhold all or any portion of the Work Credit as shall equal the cost of correcting any portions of Tenant's Work which shall not have been performed in accordance with the final plan and in an manner which equals or exceeds the standard of quality typically adopted by landlords of first-class office buildings in midtown Manhattan.

     (i) In connection with the payment of any installment of the Work Credit, Tenant shall promptly after the completion of the portion of Tenant's Work for which payment is requested and prior to the payment of such portion of the Work Credit, furnish to Landlord a certificate signed by Tenant's architect certifying that such portion of Tenant's Work has been completed in accordance with Tenant's approved final plan, and a statement of the contractor or contractors performing such portion of Tenant's Work, acknowledging payment by Tenant for such portion of Tenant's Work and releasing Tenant from all further liability for payment in connection therewith.

     (j) In addition, Tenant shall, prior to the payment of the final installment of the Work Credit, furnish to Landlord a general release from the contractors performing Tenant's Work releasing Landlord and Tenant from all further liability with respect to Tenant's Work, and all Building Department sign-offs, inspection certification the "as built" plans and any permits required to be issued by any governmental entities having jurisdiction thereover.

     (k) It is understood that of the services to be furnished by Landlord referred to in Article 29 hereof, Landlord shall not furnish any cleaning services until Tenant commences occupancy of the demised premises for the conduct of its business. Tenant shall be responsible for removal of Tenant's refuse and rubbish during the period that Tenant's Work is in progress in the demused premises.

     64.  Additional Space Option:

     (a) For purposes of this lease, the "Additional Space" shall mean the remaining portion of the fourteenth (14th) floor of the Building known as Suite 1404 (hereinafter called the "Additional Space") as shown cross-hatched on the plan annexed hereto as Schedule H.

     (b) Provided that Tenant is not then in default of any of the terms, provisions and conditions of this lease on Tenant's part to be performed either as of the "Inclusion Date" or as of the date of the giving of the "Additional Space Notice" (as such terms are hereinafter defined). Tenant shall have the option to include the entire Additional Space within the demised premises as of August 1, 2000 (such effective date for the inclusion of the Additional Space in the demised premises pursuant to this Article 64 is hereinafter referred to as the "Inclusion Date"), upon the terms and subject to the conditions of this lease (including without limitation the provisions of Article 36 and the base year factors set forth in Article 35 hereof) and to such additional terms and conditions as are hereinafter set forth. Such option shall be exercised by a written notice (hereinafter called the "Additional Space Notice") from Tenant to Landlord, given on or prior to January 31, 2000. In the event Tenant shall timely give the Additional Space Notice to Landlord, the Additional Space shall be added to and included in the demised premises effective as of the Inclusion Date. Promptly following the Inclusion Date, at the request of Landlord, Landlord and Tenant shall enter into a supplementary agreement with respect thereto, but their failure to do so shall not affect any of the rights and obligations of the parties hereunder.

     (c) In the event that Tenant shall timely exercise its option with respect to the Additional Space in accordance with the provisions of subsection 64(b) hereof, then in such event, effective as of the Inclusion Date:

          (i) the fixed rent payable by Tenant hereunder shall be increased on account of the inclusion of the Additional Space by an amount equal to: (x) One Hundred Nine Thousand Sixty-Nine and 50/100 ($109,069.50) Dollars per annum during the period described in clause (i) of Section 57(a) hereof, (y) One Hundred Fifteen Thousand Eight Hundred Thirty-Three and 50/100 ($115,833.50) Dollars per annum during the period described in clause (ii) of Section 57(a) hereof, and (z) One Hundred Twenty-Five Thousand Nine Hundred Seventy-Nine and 50/100 ($125,979.50) Dollars per annum during the period described in clause
(iii) of Section 57(a) hereof;

          (ii) Tenant's Operating Proportionate Share, as defined in Section 35(d) hereof, shall be increased by 1.11 (1.11%) percent with respect to the Additional Space;

          (iii) Tenant's Tax Proportionate Share, as defined in Section 35(e) hereof, shall be increased by 1.04 (1.04%) percent with respect to the Additional Space; and

          (iv) The security required to be maintained pursuant to Article 34 hereof shall be increased by the sum of $29,592.50.

     (d) Notwithstanding the provisions of Section 64(c)(i) above, the fixed rent payable by Tenant with respect to the Additional Space shall be partially abated during the six (6) month period (hereinafter called the "Additional Space Abatement Period") commencing on the Inclusion Date and ending on the day preceding the sixth (6th) month anniversary of the Inclusion Date, so that during the Additional Space Abatement Period, the additional fixed rent payable by Tenant pursuant to this Article 64 shall be at the rate of $634.13 per month, which amount represents the monthly installment of the ERIF (as such term is defined in Article 37 hereof) attributable to the Additional Space, and is subject to adjustment as set forth therein.

     (e) Tenant shall accept the Additional Space in its condition and state of repair existing as of the Inclusion Date, and Tenant understands and agrees that Landlord shall not be required to perform any work, supply any materials or incur any expense to prepare the Additional Space for Tenant's occupancy.

     (f) If Tenant does not timely send the Additional Space Notice pursuant to the provisions of this Article 64 (time being of the essence with respect to the giving of such notice), then this Article 64 shall have no further force and effect and shall be deemed deleted from this lease, and Tenant shall have forever waived and relinquished its right to the Additional Space and Landlord shall at any and all times thereafter be entitled to lease the Additional Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire.

     (g) The provisions of this Article 64 shall be effective only if on the Inclusion Date, the named Tenant herein shall be in actual occupancy of eighty (80%) percent of the demised premises, provided that such occupancy requirement may be waived by Landlord in its sole discretion.